Exhibit 77(q)(1)

                                    Exhibits

(e)(1) First Amendment dated September 2, 2004 to the Investment Advisory Agreement between ING Variable Products Trust, and ING Investments, LLC ( regarding the ING VP Convertible Portfolio, ING VP Disciplined LargeCap Portfolio, ING VP Financial Services Portfolio, ING VP High Yield Bond Portfolio, ING VP International Value Portfolio, ING VP LargeCap Growth Portfolio, ING VP MagnaCap Portfolio, ING VP MidCap Opportunities Portfolio, ING VP Real Estate Portfolio and ING VP SmallCap Opportunities Portfolio) -- filed herein
(e)(2) Amended and Restated Schedule A with respect to the Investment Advisory Agreement between ING Variable Products Trust and ING Investments, LLC (regarding ING VP Convertible Portfolio, ING VP Disciplined LargeCap Portfolio, ING VP Financial Services Portfolio, ING VP High Yield Bond Portfolio, ING VP International Value Portfolio, ING VP LargeCap Growth Portfolio, ING VP MagnaCap Portfolio, ING VP MidCap Opportunities Portfolio, ING VP Real Estate Portfolio and ING VP SmallCap Opportunities Portfolio) - filed herein.